                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    ______________________________________

                                    FORM 8-K

                                 CURRENT REPORT

REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of event reported) April 24, 2002

                           Commission File No. 0-25766

                     Community Bank Shares of Indiana, Inc.

             (Exact name of registrant as specified in its charter)

             Indiana                                    35-1938254
            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)  Identification Number)

      101 West Spring St., PO Box 939, New Albany, Indiana        47150
     (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code 1-812-944-2224

Item 5. Other Events

(a) As detailed in the following press release (see Exhibit 22),  Community Bank
Shares of Indiana,  Inc.  (the  "Company"),  has  announced  third  quarter 2001 earnings.

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized

                                                     COMMUNITY BANK SHARES
                                                     OF INDIANA, INC.
                                                     (Registrant)

     Dated    April 24, 2002              BY:    /S/ James D. Rickard
     _________________________                   _____________________
                                                     James D. Rickard
                                                     President and CEO

     Dated    April 24, 2002              BY:    /S/ Paul A. Chrisco
     __________________________                  _____________________
                                                     Paul A. Chrisco
                                                     Chief Financial Officer

                                 EX-22
                Press Releases Regarding Matters Submitted

                    Community Bank Shares of Indiana, Inc.

________________________________________________________________________________

News Release

CONTACT:
Donn Dunker
(812) 981-7356

FOR IMMEDIATE RELEASE

Community Bank and Wal-Mart team up to provide full-service, in-store banking at
Wal-Mart Supercenter in New Albany

     NEW ALBANY,  IN. (April 24, 2002) -- New Albany residents will soon be able to shop for camping supplies,  croissants and consumer loans under the same roof
- seven days a week - thanks to a  partnership  between  Community  Bank and the nation's largest retailer, Wal-Mart.

     Community  Bank  will  open a  full-service  banking  center in June at the
Wal-Mart  Supercenter under  construction at 2910 Grant Line Road in New Albany.
The Community  Bank branch in the Wal-Mart  Supercenter  will be the bank's 10th location in Southern Indiana and its first location in a retail store.

     "Our  partnership with Wal-Mart is an excellent fit for our company and our customers,"  noted Kevin Cecil,  CEO and Executive  Vice  President of Community
Bank.  "Both  organizations  believe in giving  customers  the absolute  best in service,  value and  quality.  And we're  giving  customers a whole new level of convenience by having a presence where they shop."

     The Community Bank in-store banking center will offer Wal-Mart  Supercenter shoppers the same services available in its traditional branch offices: checking and savings accounts; instant access to fund and account information through the
Community Bank ATM; an Internet Banking kiosk;  consumer loans and credit cards;
mortgage and home equity loans; and investment products. It will be open 10 a.m.
to 7 p.m. Monday through Friday; 10 a.m. to 5 p.m. on Saturday; and 12 noon to 4
p.m. on Sunday.

     Community  Bank  will hire 6  full-time  employees  to staff  the  in-store banking center, many of whom will have more retail than banking experience.

     "Our  in-store  staff will be called 'sales  associates,'  not 'tellers' or
'customer service  representatives,'"  Cecil said.  "There's nothing traditional about the Wal-Mart retail  environment and we will train our sales associates to think and act like retailers."

     Bentonville,  Ark. based Wal-Mart began building its Supercenter  stores in
1988 and have more than 450 stores. The general merchandise stores contain fully stocked  grocery  departments,  giving  consumers an incentive to make  multiple trips to Wal-Mart Supercenters each week. The high volume of shoppers and repeat weekly visits make the Supercenters prime locations to operate bank branches.

     "From the  greeters at the front of our stores to the  friendly  banker who talks to shoppers in the aisles,  our  Supercenters  embody service," a Wal-Mart spokesperson  said. "By giving Wal-Mart shoppers the ability to do their banking with  Community Bank seven days a week, we hope to make them customers for life.
We look forward to working  together with  Community  Bank to make this in-store service a truly valuable one for our customers."

     Community Bank is a full-service banking affiliate of Community Bank Shares of Indiana, Inc. Headquartered in New Albany,  Community Bank Shares of Indiana,
Inc. is Southern Indiana's largest independent bank holding company with current assets of  approximately  $430 million.  The company also owns Community Bank of
Kentucky in Bardstown in addition to a full-service brokerage company. Community
Bank Shares of Indiana,  Inc.  is traded on the NASDAQ  Small Cap Growth  Market under the symbol CBIN.
                 Visit Community Bank at www.cbinonline.com

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